                                                                   EXHIBIT 10.11

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 1st day of September, 1996, by and between John Frelas ("Frelas"), and World Cable Communications, Inc., a New York corporation ("WCCI" or the "Company").

                                  WITNESSETH:

     WHEREAS, Frelas desires to serve as Chief Financial Officer of the Company, and the Company desires to employ Frelas as Chief Financial Officer, and Frelas and the Company desire to embody in this Agreement the terms and conditions under which Frelas shall be employed;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Frelas and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:

1.  DEFINITIONS

     For the purposes of this agreement, the following definitions shall apply:

     a. "Affiliate" of the Company shall mean any other Person controlling, controlled by, or under common control with the Company.

     b. "Associated Company" of the Company shall mean any Affiliate of the Company or any Subsidiary.

     c. "Bank Financing" shall mean the closing of a financing arrangement under which WCCI borrows or obtains the ability to borrow at least $75 million in principal amount from a single financial institution or a syndicate of financial institutions.

     d. The "Company" shall mean World Cable Communications, Inc., a New York corporation.

     e. "Debt Offering" shall mean the closing of an underwritten offering of debt securities of WCCI pursuant to Rule 144A under the Securities Act of 1933, as amended, covering the offer and sale of at least $100 million in principal amount of such securities.

     f. "Dollars" and "$" each mean the lawful currency of the United States of America.

     g. "Effective Date" shall mean the date first above written.

     h. "Frelas" shall mean John Frelas.

     i. "Initial Public Offering" means the closing of an underwritten public offering of shares of common stock of WCCI to be listed on the New York Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of at least twenty percent (20%) of the common stock of WCCI outstanding immediately after such closing.

     j. "Person" shall mean a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

     k. "Subsidiary" shall mean each corporation, partnership, joint venture or other entity in which WCCI, at the time as of which such determination is being made, owns, directly or indirectly, any of the outstanding voting securities or equity interests.

2.  EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     a. Performance of Job Duties. Frelas shall serve as the Chief Financial Officer of the Company and shall perform such services and duties with respect to the Company and Associated Companies as may be assigned to him, in such locations as the Company may direct, subject to the general supervision of the Chief Executive Officer and the Board of Directors of the Company. Frelas shall devote all of his skill, time, attention, and best efforts to furthering the Company's businesses, affairs, interests and welfare.

     b. Appointment to Management Board or Supervisory Board. The parties contemplate that Frelas will be appointed to the Management Board or Supervisory Board of one or more Associated Companies with respect to certain duties and responsibilities to be carried out in Poland. The compensation arrangements in connection with such appointment(s) shall be the subject of a separate agreement between Frelas and each such Associated Company.

     c. Compliance with Laws. Frelas agrees to comply with all federal, state, local, and foreign laws, and to comply with all of the Company's rules, regulations, and policies in force during his employment, as well as with all the rules, regulations and policies prescribed for all Associated Companies for whom or with respect to the business of which he performs services during the term of this Agreement.

3.  TERM OF AGREEMENT

     This Agreement shall go into effect as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date, unless terminated earlier as provided in Section 8.

4.  COMPENSATION

     As compensation and consideration for the performance by Frelas of his obligations under this Agreement, Frelas shall be entitled to the following:

     a. Base Salary. During the term of this Agreement, the Company shall pay to Frelas a base annual salary (the "Base Salary") totaling One Hundred and Fifty Thousand Dollars (U.S. $150,000) less any compensation paid to Frelas pursuant to any separate agreement entered into as contemplated by Section 2(b) above. This Base Salary may be increased by the Company in its sole discretion. The Base Salary shall be paid in installments payable every second week.

     b. Eligibility for Annual Bonus. Frelas shall be eligible for an annual bonus of up to Fifty Thousand Dollars ($50,000). The performance criteria for such annual bonus shall be determined on a yearly basis by agreement between Frelas and the Company.

     c. Eligibility for Initial Bonus. WCCI shall pay Frelas a bonus of Fifty Thousand Dollars ($50,000) if a Debt Offering and a Bank Financing are both successfully concluded on or before the earlier of (i) March 31, 1997, and (ii) the date this Agreement is terminated.

     d. Eligibility for Bonus upon Initial Public Offering. WCCI shall pay Frelas a bonus of Three Hundred Fifty Thousand Dollars ($350,000) if an Initial Public Offering is successfully concluded before this Agreement is terminated.

     e. Stock Options and Repurchase.

          (1) Frelas shall be granted a non-transferable option to purchase 241 shares of WCCI common stock, $0.01 par value per share, upon the terms and conditions of a stock option agreement substantially in the form of Exhibit A, at a price of $1,991.70 per share. The option to purchase forty-eight
     (48) of these shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that the option to purchase forty-nine (49) of these shares will vest on the fifth anniversary of the Effective Date), and provided further that no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (i) the date that this Agreement is terminated and (ii) the date on which the Company sends Frelas a notice referred to in Section 8(b).

          (2) No option granted to Frelas pursuant to this Section 4(e) may be exercised later than the tenth anniversary of the Effective Date.

          (3) If this Agreement is terminated pursuant to any of Sections 8(a), 8(b), or 8(c), Frelas shall have only sixty (60) days after the date of termination to exercise the option granted under this Section 4(e) with respect to that portion of the option that has vested as of the Cut-Off Date, and Frelas shall have no right to exercise the option with respect to that portion of the option that has not then vested.

          (4) If this Agreement is terminated pursuant to Section 8(a) or 8(b), WCCI shall be entitled (but not obligated) to repurchase the option and, if the option has been exercised in whole or part, the common stock issued as a result of such exercise, at a price as set forth on Exhibit B to this Agreement, in the case of the option and stock issued before the date of termination only within sixty (60) days of the date of termination, and in the case of stock issued after the Cut-Off Date only within sixty (60) days of such issuance.

          (5) If this Agreement is terminated pursuant to Section 8(c) WCCI shall be entitled to repurchase the option and, if exercised in whole or part, the common stock issued as a result of such exercise, at the greater of (i) 85% of the fair market value thereof (determined in accordance with Section 4(e)(6)), and (ii) the price as set forth on Exhibit B to this Agreement, in the case of the option and stock issued before the date of termination only within sixty (60) days of the date of termination, and in the case of stock issued after the Cut-Off Date only within sixty (60) days of such issuance.

          (6) For purposes of determining the fair market value of the option and/or the common stock issued as a result of such exercise, if Frelas and the Company cannot agree on a fair market value within thirty (30) days after the Company proposes a value to Frelas, the Company shall appoint an appraiser reasonably acceptable to Frelas, and the appraiser's valuation shall be final and binding on both parties. The appraiser's costs and fees shall be shared equally between Frelas and the Company.

          (7) For as long as Frelas is an employee of the Company or an Associated Company, Frelas shall be prohibited from transferring any shares of WCCI common stock that he acquires through whole or partial exercise of the option granted by this Section 4(e) to any Person other than the Company. At any time when Frelas is not such an employee, the Company shall have a right of first refusal with respect to any or all shares of WCCI common stock that Frelas acquires through whole or partial exercise of the option granted by this Section 4(e), and Frelas shall not transfer any such shares to a third party without first offering to the Company the opportunity, exercisable for at least 15 days, to purchase such shares at the same or better price and terms as may be offered to Frelas by such third party.

          (8) If Frelas ceases to be an employee of the Company or any Associated Company at any time following the fifth anniversary of the Effective Date, the Company may within sixty (60) days of the date Frelas ceases to be an employee of the Company or Associated Company require Frelas to sell to it any or all shares that Frelas has acquired through whole or partial exercise of the option granted by this Section 4(e) at a price equal to 90% of the fair market value thereof (determined in accordance with Section 4(e)(6)).

          (9) The provisions of this Section 4(e) shall survive termination of this Agreement.

     f. Allowances. The Company shall provide Frelas with an apartment allowance, use of a company car, and a personal travel allowances, each as set forth on Exhibit C.

     g. Expenses. The Company shall reimburse Frelas for reasonable out-of-pocket expenses incurred by Frelas in connection with the business of the Company and in performance of his duties under this Agreement, upon his presentation to the Company of an itemized accounting of such expenses with reasonable supporting data, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

     h. Additional Employee Benefits and Perquisites. In addition to the foregoing, Frelas shall receive certain benefits and perquisites of current Company employees, as may be determined from time to time by the Company, including but not limited to:

          (1) Benefits. During the term of this Agreement, Frelas shall be eligible to participate in such life insurance, disability, health, dental, and major medical insurance benefits as may be maintained from time to time for the benefit of the employees of the Company, in each case to the extent and in the manner available to other executive officers of the Company, as well as in such pension and such other employee benefit plans and programs as the Company may, in its sole to discretion, offer to Frelas. Frelas's participation in each such benefit, plan or program shall be subject to the terms and provisions of such plan or program, provided, however, that with respect to any benefit plan adopted by the Company that bases the benefits available under such plan to the compensation received by Frelas, such benefits shall be calculated on the basis and to the extent of Frelas's Base Salary.

          (2) Vacation. Frelas shall be entitled to 20 days of paid vacation during each calendar year. Frelas shall also be entitled to all paid holidays given by the Company to its executives.

     i. Deduction and Withholding. All compensation and other benefits to or on behalf of Frelas pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Frelas or required by applicable law.

5.  CONFIDENTIALITY

     a. Confidentiality. Frelas acknowledges that during the course of his employment with the Company he will, from time to time, be invested with confidential information (including without limitation) trade secrets relating to, inter alia, the business practices, technology, products, business plans, marketing, financial information and plans, and research activities of the Company, Associated Companies, and customers and suppliers of the foregoing. Frelas hereby agrees to keep all such information confidential, regardless whether documents containing such information are marked as confidential, if he has been told, or should reasonably know or expect, that such information is confidential. Frelas also agrees that he will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

     b. Exclusive Property. Frelas confirms that all confidential information is the exclusive property of the Company. All business records, papers and other documents kept or made by Frelas relating to the business of the Company or an Associated Company shall be and remain the property of the Company or the Associated Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Frelas shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Frelas or coming into his possession concerning the business or affairs of the Company or an Associated Company other than personal notes or correspondence of Frelas not containing proprietary information relating to such business or affairs.

     c. Inventions, Rights to Improvements. Frelas hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Inventions") which Frelas may make or conceive while acting in his capacity as an employee of the Company during the term of this Agreement, and which relate to or are applicable to any phase of the Company's and the Associated Companies' businesses. Frelas hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Inventions and to execute any documents and do any act reasonably necessary to perform Frelas's duties under this
Section 5(c). Frelas also affirms that if any such Inventions shall be deemed confidential by the Company, he will not disclose any such Inventions without prior written authorization from a majority of the members of the Company's Board of Directors.

     d. Survival of Section. The provisions of this Section 5 shall survive the termination of this Agreement for any reason whatsoever.

6.  EXCLUSIVITY/NON-COMPETITION

     a. Exclusivity/No Competing Employment. For the term of this Agreement and a period of one (1) year following the later of (i) expiration or earlier termination of this Agreement or (ii) the date Frelas is no longer employed by the Company or any Associated Company (the "Restricted Period"), Frelas shall not directly or indirectly compete with the Company or any Associated Company, and he shall not directly or indirectly own an interest in, manage, operate, join, control, perform services for, lend money to, render financial or other assistance to, participate in, or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that at such time is engaged in the same type of business as the Company or any Associated Company.

     b. No Interference. During the Restricted Period, Frelas shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Company or an Associated Company, or otherwise interfere with the relationship of the Company or an Associated Company with any person who is employed by the Company or an Associated Company, or any person or entity who is, or was within the twelve-month period immediately preceding, a customer or client of the Company or an Associated Company.

     c. Stock Ownership. Nothing in this Agreement shall prohibit Frelas from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that at any time during the Restricted Period Frelas and members of his immediate family do not own more than five percent (5%) of any voting securities of any company engaged in the same type of business as the Company.

     d. Territorial Scope. The prohibitions in Sections 6(a) and 6(b) shall apply to Poland and any other place where the Company or any Associated Company is doing business on the first day of the Restricted Period.

     e. Survival of Section. The provisions of this Section 6 shall survive the termination of this Agreement for any reason whatsoever.

7.  REMEDIES

     a. Arbitration. The Parties agree, expressly renouncing any other forum for the resolution of disputes, that except as provided in Section 7(b), any disputes arising out of, relating to, or arising in connection with this Agreement or arising out of, relating to, or arising in connection with Frelas' employment, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (except insofar as those rules are modified by the terms of this Section 7). The arbitration will be held in Hartford, Connecticut; and it shall be held as promptly as possible at such time as the arbitration tribunal may determine. The arbitration will be held in the English language. The arbitrator(s) shall state the reasons upon which the award is based. Judgment upon the arbitration award may be entered in any court of competent jurisdiction (including without limitation the courts of the United States, any country where the Company or any Associated Company is engaged in business, and the respective political subdivisions of each of the foregoing), or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. If any Party employs an attorney or commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing Party shall be entitled (unless the relevant tribunal decides otherwise) to recover from the other, reasonable costs incurred in connection with such enforcement, including but not limited to, attorney's fees and costs of investigation and litigation/arbitration. Except as otherwise specifically provided in this
Section 7, no Party shall institute any action or proceeding against any other Party in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this Section 7.

     b. Equitable Remedies. Frelas hereby acknowledges that breaches of Sections 5 or 6 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such breaches, and that in the event of such a breach or threat thereof the Company shall be entitled (notwithstanding the provisions of Section 7(a)) to seek and obtain a temporary restraining order, a preliminary injunction, a permanent injunction or other equitable relief restraining Frelas from engaging in activities prohibited by this Agreement. Frelas further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. Frelas hereby agrees and consents that such injunctive or other relief may be sought in any state or federal court of competent jurisdiction in the County of Hartford, State of Connecticut, or in the nation, state and/or political subdivision thereof in which such violation may occur, or in any other court having jurisdiction, at the election of the Company. Frelas agrees to and hereby does submit to in persona jurisdiction before each and every such court for that purpose.

     c. Suspension of Payments. Frelas hereby acknowledges that should an alleged breach of Sections 5 or 6 of this Agreement occur, the Company is entitled to suspend any payments due to Frelas during litigation of any action it may bring against Frelas for injunctive and/or monetary relief.

     d. Remedies not Exclusive. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

     e. Survival of Remedies. This Section 7 shall survive the termination of this Agreement for any reason whatsoever.

8.  TERMINATION OF EMPLOYMENT

     This Agreement and Frelas's employment hereunder may be terminated without any breach of this Agreement under the following conditions:

     a. Termination by Frelas. Frelas may terminate this Agreement, with or without cause, by sending written notice thereof at least six (6) months in advance of the date of his proposed termination.

     b. Termination by the Company for Cause. The Company may terminate the Agreement and Frelas's employment for Cause prior to the expiration of this Agreement as provided in this Section 8(b). If the Cause is susceptible of remedy by Frelas, then the Company shall first deliver to Frelas written notice of such Cause; and if Frelas has not remedied the Cause within thirty (30) days after receipt of that notice, the Company may terminate this agreement forthwith thereafter by written notice effective immediately. If the Cause is not susceptible of remedy by Frelas, then the Company may terminate this agreement forthwith by written notice effective immediately. If the Company terminates Frelas's employment for Cause, Frelas shall not be entitled to any compensation or benefits after the effective date of his termination. For purposes of this
Section 8(c) "Cause" shall mean (1) dishonesty or fraud resulting in damage to the business of the Company or any of its Associated Companies; (2) embezzlement or theft of assets of the Company or any of its Associated Companies; (3) competing with the Company or aiding a competitor of the Company or any of its Associated Companies to the detriment of the Company or any of its Associated Companies; (4) a substantial breach of this Agreement; (5) conduct of an illegal or criminal nature under the laws of the United States, Poland, or any political subdivision thereof; (6) conduct or activities that, as determined by the Company in the reasonable exercise of its discretion, is injurious to the reputation or affairs of the Company or any Associated Company; (7) violation, as determined by the Company in the reasonable exercise of its discretion, of any applicable polices and procedures set forth in the Chase Enterprises Personnel Policy Manual; or (8) any other willful misconduct by Frelas which, as determined by the Company in the reasonable exercise of its discretion, is materially injurious to the Company, monetarily or otherwise.

     c. Termination by the Company without Cause. Notwithstanding the provisions of Section 8(b) above, the Company may terminate this Agreement and Frelas's employment upon six (6) months' written notice without cause.

     d. Later Employment With Successor in Interest of Company. Frelas shall not be deemed to have been terminated under this Agreement if he is offered employment on substantially the same or better terms by any Associated Company, by any successor in interest or assign of the Company, or by any purchaser of substantially all of the Company's assets.

     e. Death. Notwithstanding anything to the contrary herein contained, Frelas's employment and this Agreement shall terminate upon his death or his inability due to disability to perform the essential functions of his position for a continuous period of sixty (60) days; provided, however, that the provisions of Section 4(e) regarding vesting and exercise of the option and regarding transferability and rights of first refusal with respect to stock obtained through exercise of the option shall survive termination of this Agreement and be binding upon the executors, administrators, heirs and successors of Frelas.

     f. Delivery of Material. Frelas agrees that upon the termination of this Agreement he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

9. NOTICES

     a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested, addressed as follows:

     If to the Company:

     World Cable Communications, Inc.
     One Commercial Plaza
     Hartford, Connecticut 06103
     U.S.A.
     Facsimile: (860) 293-4297
     Attention: Cheryl Chase, General Counsel

     With a copy to:

     Marc R. Paul
     Baker & McKenzie
     815 Connecticut Avenue
     Washington, D.C. 20006
     U.S.A.
     Facsimile: (202) 452-7074

     If to Frelas:

     John S. Frelas
     2713 Ashridge Place
     Oakville, Ontario
     Canada L6J 7K3
     Facsimile: (905) 829-2738

     b. Notice given in accordance with this Section 9 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

10.  MISCELLANEOUS

     a. Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Frelas or by the Company, except that the Company may assign this Agreement to an Associated Company or a Person which succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

     b. Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Frelas's duties described in Section 2 hereof.

     c. Further Assurances. Frelas and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

     d. Rights of Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement (except that any option which has vested in Frelas as of the date of his death, as well as any accrued but unpaid compensation as of the date of his death, shall pass to his estate on death, subject to the limitations on exercise of the option contained in this Agreement).

     e. Effect of Waiver. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

     f. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

     g. Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

     h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

     i. Severability. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

          (1) the remaining terms and provisions hereof shall be unimpaired, and

          (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     j. No Conflicts. Frelas represents and warrants that he is not prevented by any other employment agreement, arrangement, contract, understanding, court order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Agreement.

     k. Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the employment of Frelas by the Company. This Agreement contains the entire agreement of the parties with respect to the employment of Frelas by the Company, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

     l. Employee Acknowledgment. FRELAS REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND FRELAS ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF FRELAS BREACHES THE AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement effective as of the date first above written.

                                          World Cable Communications, Inc., a
                                          New York corporation

                                          By:      /s/  RICHARD B. STEELE

                                            ------------------------------------
                                            Richard B. Steele
                                            Chief Executive Officer

                                                    /s/  JOHN FRELAS

                                          --------------------------------------
                                          Mr. John Frelas

                                   EXHIBIT A

                                   EXHIBIT B

                                                                                         PER
                    DATE OF TERMINATION OF AGREEMENT                      PER SHARE    OPTION
------------------------------------------------------------------------  ---------   ---------
Prior to First Anniversary of Effective Date ("Anniversary")............  $2,199.17   $  208.00
On or After First But Before Second Anniversary.........................  $2,406.64   $  414.94
On or After Second But Before Third Anniversary.........................  $2,614.11   $  622.41
On or After Third But Before Fourth Anniversary.........................  $2,821.58   $  829.88
On or After Fourth But Before Fifth Anniversary.........................  $3,029.05   $1,037.35

                                   EXHIBIT C

     Apartment Allowance: A reasonable monthly allowance, determined mutually by the parties, not expected to exceed $2,000 per month.

     Car Allowance: The Company will make available to Frelas a car with insurance and operating expenses to be at the Company's expense.

     Personal Home Leave/Travel Allowance: Up to $15,000 per year to be used by Frelas or immediate family members.

                         STOCK OPTION AGREEMENT BETWEEN
                JOHN FRELAS AND WORLD CABLE COMMUNICATIONS, INC.

     This STOCK OPTION AGREEMENT ("Option Agreement") is made effective as of September 1, 1996 (the "Effective Date"), by and between John Frelas ("Frelas") and World Cable Communications, Inc., a New York corporation ("WCCI" or the "Company").

     1. Grant of Option and Option Period.

     a. The Company hereby grants Frelas an option (the "Option") to purchase two hundred forty-one (241) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be One Thousand, Nine Hundred and Ninety-One Dollars and Seventy Cents ($1,991.70) per Share.

     b. The option to purchase forty-eight (48) of these Shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that the option to purchase forty-nine (49) of these Shares will vest on the fifth anniversary of the Effective Date), and provided further that no portion of such option shall vest after the date (the "Cut-Off Date") that is earlier of (i) the date that the Executive Employment Agreement (as described in Section 14 of this Agreement) is terminated and (ii) the date on which the Company sends Frelas a notice referred to in Section 8(b) of the Executive Employment Agreement.

     c. If Frelas's employment with the Company is terminated for any reason, Frelas shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Frelas shall have no right to exercise any portion of the Option that has not then vested.

     d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date, or (ii) sixty days after the date that Frelas ceases to be an employee of the Company for any reason whatsoever (including but not limited to Frelas's death, disability, voluntary termination or involuntary termination).

     e. Each exercise of the Option shall reduce, by an equal number, the total number of shares of Company Common Stock that may thereafter be purchased by Frelas under the Option.

     2. Manner of Exercise. Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash or such other form of consideration as the Company may approve, and a signed Subscription Agreement satisfactory in form and substance to the Company.

     3. Non-transferability. Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will or by the laws of descent and distribution during the option period described in Section 1). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Frelas's lifetime, the Option can only be exercised by Frelas. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Frelas.

     4. Adjustment in the Event of Change in Stock. In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, or exchange of shares, the number and kind of the Shares and the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

     5. Restrictions on Transfer of the Shares.

     a. For as long as Frelas is an employee of the Company or any Associated Company (as that term is used in the Executive Employment Agreement that is described in Section 14 of this Agreement), Frelas shall not transfer any Shares to any person or entity other than WCCI.

     b. After Frelas is no longer an employee of the Company or any Associated Company Frelas shall not sell, encumber, pledge, transfer, hypothecate, assign or otherwise dispose of any of the Shares until Frelas shall have first offered to sell such Shares to the Company (the "Offer") in accordance with the following provisions.

     c. The Offer made pursuant to Subsection (b) above shall be in writing, and shall state that Frelas offers to sell to the Company a specified number of the Shares owned by Frelas. For every Offer of the Shares pursuant to Subsection (b) above, the Company shall have a period of at least fifteen (15) days from the time of receiving the Offer to accept it; such acceptance shall be in writing and shall be sent to Frelas.

     d. The purchase price of any of the Shares sold pursuant to the provisions of Subsection (b) above shall be equal to the price offered to Frelas for such shares by a bona fide third party purchaser, as evidenced by a written offer to purchase executed by such third party. The purchase price shall be paid to Frelas in cash within fifteen (15) days of the Company's acceptance of the Offer. If any of the Shares which are offered for purchase pursuant to the provisions of Subsection (c) above are not accepted for purchase by the Company within the time limitations described in Subsection (b), Frelas may transfer such shares to such bona fide third party purchaser in accordance with the terms of such purchaser's offer to purchase referred to in this Subsection (d).

     e. As a condition to the transfer of any of the Shares issued pursuant to this Option Agreement, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (such Act, or any similar Federal statute than in effect, being hereinafter referred to as the "Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all other applicable securities laws.

     f. Unless and until the Company has received a legal opinion regarding saleability of the Shares that is satisfactory to the Company, all certificates evidencing any of the Shares, whether upon initial issuance or any transfer thereof, shall bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, EFFECTIVE AS OF
                    , 1996, BETWEEN JOHN FRELAS AND WORLD CABLE
     COMMUNICATIONS, INC., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF WORLD CABLE COMMUNICATIONS, INC.

     6. No Stock Rights. Frelas shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the

Company with respect to any Shares, unless and until Frelas has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

     7. Reservation and Issuance of Shares.

     a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

     b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

     8. Representations and Warranties of Frelas.

     In order to induce the Company to accept this Option Agreement, Frelas hereby represents and warrants to the Company as follows:

     a. Frelas has received no solicitation or general advertisement concerning the Company, but rather has become knowledgeable regarding the business of the Company through personal interaction with employees of the Company;

     b. Frelas confirms that no representations or warranties have been made to Frelas regarding the Company and that Frelas has not relied upon any representation or warranty in making or confirming this Option Agreement.

     c. Frelas has the ability to bear the economic investment, and can afford a complete loss of his investment, with respect to the Option and to the Shares.

     d. Frelas, either by himself or together with his purchaser representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Option and in the Shares.

     e. Frelas is accepting the Option, and will be purchasing the Shares, for investment purposes, for Frelas's own account and not with a view to, or for sale in connection with, the distribution thereof.

     f. Frelas is familiar with the nature of, and the risks attending, investments in securities such as the Option and the Shares, and he has determined that the acceptance of the Option and the purchase of the Shares is and will be consistent with his investment objectives.

     g. Frelas has been advised and understands that an investment in the Option and in the Shares is speculative and involves a high degree of risk.

     h. Frelas has no reason to anticipate any change in his personal circumstances, financial or otherwise, which may cause or require sale or distribution by him of all or any part of the Option or the Shares.

     i. Frelas confirms that he has been given an opportunity to make any inquiries of the Company and its representatives that he desires to make.

     j. Frelas is at least twenty-one (21) years of age.

     k. Frelas is aware of and understands the following:

          i. The business of the Company and the risks inherent in that business;

          ii. That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Option or in the Shares or any recommendation or endorsement of the Option or of the Shares;

          iii. That the Option and the Shares have not been registered for sale under the Securities Act of 1933, as amended, or under any state "Blue Sky Law"; and

          iv. That there are substantial restrictions on the transferability of the Option and of the Shares; there is no public market, and there will not necessarily be any public market, for the Option or the Shares in the United States; Frelas will not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, unless all of the conditions of Rule 144 are met, and accordingly, Frelas may have to hold the Option and the Shares and bear the economic risk of this investment for an indefinite period.

     l. If in the future Frelas desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

     m. Frelas understands and agrees that the Company has no obligation to complete any public or private offering and sale of its common stock to other investors, and that the Company shall have no liability to Frelas if it cannot complete any such offering and sale upon terms which, in the Company's sole discretion, are favorable to the Company.

     n. Frelas acknowledges that there may be restrictions under the securities laws of Ontario and/or Connecticut on the sale of the shares he obtains on exercise of the options, and that he should seek legal assistance before proceeding with the purchase or sale of said shares.

     Frelas agrees that the representations and warranties of Frelas set forth in this Section 8 shall survive the exercise of the Option and the termination or expiration of this Option Agreement.

     9. Governing Law.

     This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

     10. Benefit.

     This Option Agreement shall be binding upon the Company, Frelas, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Frelas in furtherance thereof may execute a will directing Frelas's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Frelas's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

     11. Specific Performance.

     a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of the terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

     b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

     12. Waiver.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     13. Notice.

     a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested, addressed as follows:

     If to the Company:

     World Cable Communications, Inc.
     One Commercial Plaza
     Hartford, Connecticut 06103
     U.S.A.
     Facsimile: (860) 293-4297
     Attention: Cheryl Chase, General Counsel

     With a copy to:

     Marc R. Paul
     Baker & McKenzie
     815 Connecticut Avenue
     Washington, D.C. 20006
     U.S.A.
     Facsimile: (202) 452-7074

     If to Frelas:

     John S. Frelas
     2713 Ashridge Place
     Oakville, Ontario
     Canada L6J 7K3
     Facsimile: (905) 829-2738

     b. Notice given in accordance with this Section 13 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

     14. Entire Agreement.

     This Option Agreement is subject to that certain between Frelas and the Company of even date herewith (the "Executive Employment Agreement"), and in the event of a conflict between them, the provisions of the Executive Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all of the parties.

     15. Severability.

     The invalidity or unenforceability of any provision of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

     16. Headings.

     The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

     17. Counterparts.

     This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

     IN WITNESS WHEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.

                                          World Cable Communications, Inc., a
                                          New York corporation

                                          By:      /s/ RICHARD B. STEELE

                                            ------------------------------------
                                            Richard B. Steele
                                            Chief Executive Officer

                                                    /s/ JOHN FRELAS

                                          --------------------------------------
                                          Mr. John Frelas